Exhibit 99.2

Zynerba Pharmaceuticals Announces Pricing of Public Offering of Common Stock

DEVON, Pa., July 20, 2018 — Zynerba Pharmaceuticals, Inc. (NASDAQ: ZYNE) today announced the pricing of an underwritten public offering of 4,062,500 shares of its common stock at a price of $8.00 per share, for a gross deal size of $32.5 million, before deducting underwriting discounts and commissions and other estimated offering expenses. In addition, Zynerba has granted the underwriters a 30-day option to purchase up to 609,375 additional shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about July 24, 2018, subject to the satisfaction of customary closing conditions.

Cantor Fitzgerald & Co. is acting as the sole book-running manager.

Zynerba intends to use the net proceeds of the proposed offering to support the clinical development of ZYN002, for additional research and development, and for general corporate purposes, which may include capital expenditures and funding our working capital needs.

The offering is being made by Zynerba pursuant to a shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2017 and declared effective by the SEC on June 22, 2017. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus related to the offering has been filed with the SEC and is available on the website of the SEC at www.sec.gov. When available, copies of the final prospectus supplement and accompanying prospectus may be obtained from Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Avenue, 6th Floor, New York, NY 10022, by telephone at 212-829-7122 or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Zynerba Pharmaceuticals, Inc.

Zynerba Pharmaceuticals is the leader in pharmaceutically-produced transdermal cannabinoid therapies for rare and near-rare neuropsychiatric disorders. We are committed to improving the lives of patients and their families living with severe, chronic health conditions including Fragile X syndrome and refractory epilepsies.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering and the Company’s expectations regarding the use of proceeds therefrom. This list is not exhaustive and these and other risks are described in the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this press release speak only as of the date of this press release. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Contact

Will Roberts, FP Investor Relations and Corporate Communications

Zynerba Pharmaceuticals

484.581.7483

robertsw@zynerba.com